EXHIBIT 10.22.1
FORM OF
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is made as of March                     , 2007 by and between GNC Acquisition Holding Inc., a Delaware corporation (the “Company”), and                                          (“Indemnitee”).
     RECITALS
     WHEREAS, highly competent persons have become more reluctant to serve as directors or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.
     WHEREAS, the Company has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.
     WHEREAS, the General Corporation Law of the State of Delaware, as amended (the “DGCL”), expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between a corporation and members of its board of directors, officers and others with respect to indemnification.
     WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company.
     WHEREAS, Indemnitee may not be willing to serve as a director without the additional protection provided for under this Agreement, and the Company desires Indemnitee to serve in such capacity and Indemnitee is willing to serve and continue to serve on the condition that Indemnitee and each Related Person (as defined below) be so indemnified;
     NOW, THEREFORE, the Company and Indemnitee do hereby agree as follows:
     1. DEFINITIONS. As used in this Agreement:
          (a) “Action” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature.
          (b) “Affiliate” means as to a specified Person, each Person directly or indirectly controlling or controlled by or under common control with such specified Person.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Bylaws” means the bylaws of the Company, as amended.

          (e) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
               (i) Change in Board of Directors. During any period of two consecutive years (starting after the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 1(e)(ii) or 1(e)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;
               (ii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity unless the voting securities of the Company outstanding immediately prior to such transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such transaction that have the power to elect at least a majority of the board of directors or other governing body of such surviving entity.
               (iii) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
               (iv) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
          (f) “Charter” the Amended and Restated Certificate of Incorporation of the Company, as amended.
          (g) “Corporate Status” describes a Person who is or was serving as a director, officer, employee or agent of the Company or, at the request of the Company, as a director, officer, employee or agent of any other Person. References to “serving at the request of the Company” shall include, without limitation, any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
          (h) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnified Person.
          (i) “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, association, Governmental Authority, trust, employee benefit plan or other enterprise.

          (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          (k) “Expenses” means all costs, disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in a Proceeding, including (without limitation) attorneys’ fees and expenses, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, and delivery service fees, other out-of-pocket costs, and reasonable compensation for time spent by the Indemnified Person for which such Person is not otherwise compensated by the Company. Expenses also include disbursements and expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.
          (l) “Governmental Authority” means any United States federal, state, provincial, supranational, county or local or any foreign government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.
          (m) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnified Person in any matter material to either such party (other than with respect to matters concerning such Indemnified Person under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or such Indemnified Person in an action to determine such Indemnified Person’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (n) “Indemnified Person” means Indemnitee and each Related Person of Indemnitee.
          (o) “Person” means any individual or Enterprise.
          (p) “Proceeding” means any Action in which any Indemnified Person was, is or will be involved (as a party or otherwise) directly or indirectly by reason of (i) Indemnitee’s Corporate Status, (ii) any action alleged to be taken by him or omitted or of any action alleged on his part while acting in his Corporate Status, or (iii) establishing or enforcing a right to indemnification under this Agreement or Section 145 of the DGCL or otherwise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

          (q) “Related Person” means, with respect to any Person (i) any Affiliate of such Person, (ii) any investment fund, investment account or investment Person whose investment manager, investment advisor or general partner, is such Person or any Affiliate of such Person or any member, partner, officer or employee of such Person or any Affiliate of such Person, (iii) any member or partner of any Person specified in clause (i) or (ii) above, and (iv) any officer or employee of any Person specified in clause (i), (ii) or (iii) above.
          (r) For purposes of this Agreement:
               (i) references to “fines” shall include any excise tax assessed with respect to any employee benefit plan.
               (ii) a Person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company”.
               (iii) references “to the fullest extent permitted by applicable law” shall include, but not be limited to:
     (A) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and
     (B) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors.
     2. SERVICES TO THE COMPANY. Indemnitee will serve, or continue to serve in accordance with the Charter and the Bylaws, as a director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation.
     3. THIRD-PARTY PROCEEDINGS. If an Indemnified Person is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor against such Indemnified Person, the Company shall indemnify such Indemnified Person to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement directly or indirectly incurred by or behalf of such Indemnified Person in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.
     4. PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. If an Indemnified Person is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall indemnify such Indemnified Person to the fullest extent permitted by applicable law against all

Expenses directly or indirectly incurred by or on behalf of such Indemnified Person in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which such Indemnified Person shall have been finally adjudged by a court to be liable to the Company unless the Chancery Court of the State of Delaware or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnification.
     5. PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL.
          (a) Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law:
               (i) To the extent that an Indemnified Person is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify such Indemnified Person against all Expenses directly or indirectly incurred by or on behalf of such Indemnified Person in connection therewith.
               (ii) If an Indemnified Person is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnified Person against all Expenses directly or indirectly incurred by or on behalf of such Indemnified Person in connection with (x) each successfully resolved claim, issue or matter and (y) each claim, issue, or matter related to any claim, issue or matter on which such Indemnified Person was successful.
          (b) For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, the Company shall indemnify each Indemnified Person against all Expenses directly or indirectly incurred by or on behalf of such Indemnified Person if, by reason of the Corporate Status of Indemnitee, such Indemnified Person is a witness in any Action to which such Indemnified Person is not a party.
     7. ADDITIONAL INDEMNIFICATION. Notwithstanding any limitation in Sections 3, 4, 5 or 6, the Company shall indemnify any Indemnified Person to the fullest extent permitted by applicable law if such Indemnified Person is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement in connection with the Proceeding; provided, that the Company shall have the right to consent to any settlement, which consent shall not be unreasonably withheld.
     8. EXCLUSIONS. The Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against any Indemnified Person:

          (a) for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnified Person of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of other federal or state statutory law or common law; or
          (b) in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnified Person, unless (i) such indemnification is expressly required to be made by applicable law; (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation; or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company to the fullest extent permitted by applicable law.
     9. ADVANCES OF EXPENSES. Notwithstanding any provision of this Agreement, to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by or on behalf of each Indemnified Person in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free, and made without regard to the ability of such Indemnified Person to repay the expenses or ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include all reasonable Expenses incurred pursuing an Action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Such Indemnified Person shall qualify for advances solely upon the execution and delivery to the Company of an undertaking to repay the advance to the extent that it is ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company. This Section 9 shall not apply to any claim made by any Indemnified Person for which indemnity is excluded pursuant to Section 8.
     10. PROCEDURE FOR NOTIFICATION AND DEFENSE OF CLAIM.
          (a) Within 30 days after an Indemnified Person is served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, such Indemnified Person shall submit to the Company a written request, including such documentation and information as is reasonably available to such Indemnified Person and is reasonably necessary to determine whether and to what extent such Indemnified Person is entitled to indemnification. The failure to notify the Company within such period will not relieve the Company from any liability that it may have to such Indemnified Person (i) under this Agreement except to the extent the failure adversely affects the Company’s rights, legal position, ability to defend or ability to obtain insurance coverage with respect to such Proceeding or (ii) otherwise than under this Agreement. The Secretary of the Company shall advise the Board in writing promptly upon receipt of such a request for indemnification.
          (b) If the Company shall be obligated to pay the Expenses in connection with any Proceeding against an Indemnified Person, the Company shall be entitled to assume and control the defense of such Proceeding (with counsel consented to by such Indemnified Person, which consent shall not be unreasonably withheld), upon the delivery to such Indemnified Person of written notice of its election so to do. After delivery of such notice, consent to such counsel by such Indemnified Person and the retention of such counsel by the Company, the Company will not be liable to such Indemnified Person under this Agreement for any fees of separate counsel subsequently incurred by such Indemnified Person with respect to the same Proceeding, provided that the reasonable fees and expenses of such Indemnified Person’s counsel shall be at the expense of the Company if:
               (i) the employment of separate counsel by such Indemnified Person has been previously authorized by the Company;
               (ii) such Indemnified Person or counsel selected by the Company shall have concluded that there may be a conflict of interest between the Company and such Indemnified Person or among another indemnified Person jointly represented in the conduct of any such defense; or
               (iii) the Company shall not, in fact, have employed counsel, to which such Indemnified Person has consented as aforesaid, to assume the defense of such Proceeding.
          (c) The Company may participate in the Proceeding at its own expense. The Company will not, without prior written consent of an Indemnified Person, effect any settlement of a claim in any threatened or pending Proceeding unless such settlement solely involves the payment of money and includes an unconditional release of such Indemnified Person from all liability on any claims that are or were threatened to be made against such Indemnified Person in the Proceeding.
     11. PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.
          (a) Upon written request by an Indemnified Person for indemnification pursuant to the first sentence of Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:
               (i) if a Change in Control has occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to such Indemnified Person; or
               (ii) if a Change in Control has not occurred,
                    (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board,
                    (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board,
                    (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to such Indemnified Person, or

                    (D) if so directed by the Board, by the stockholders of the Company.
If it is so determined that an Indemnified Person is entitled to indemnification, payment to such Indemnified Person shall be made within 10 days after such determination.
Each Indemnified Person shall cooperate with the Person or Persons making such determination with respect to such Indemnified Person’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and reasonably available to such Indemnified Person and reasonably necessary to such determination. Any Expenses incurred by such Indemnified Person in so cooperating with the Person or Persons making such determination shall be borne by the Company (irrespective of the determination as to such Indemnified Person’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold such Indemnified Person harmless therefrom.
          (b) If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as follows.
               (i) If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Indemnified Person advising him of the identity of the Independent Counsel so selected.
               (ii) If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnified Person (unless he shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and such Indemnified Person shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.
In either event, the Indemnified Person or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to such Indemnified Person, as the case may be, a written objection to such selection; provided, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by such Indemnified Person of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or such Indemnified Person may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or such Indemnified Person to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Court or by such other Person as the Court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
     12. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that an Indemnified Person is entitled to indemnification under this Agreement if such Indemnified Person has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any Person or Persons of any determination contrary to that presumption.
          (b) Neither the failure of the Company (including by its Board or one of its committees, its stockholders or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (c) If the Person or Persons empowered or selected to determine whether an Indemnified Person is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and such Indemnified Person shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, that
               (i) such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Person or Persons making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and
               (ii) the provisions of this Section 12(c) shall not apply (1) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (2) if the determination of entitlement to indemnification is made by Independent Counsel pursuant to Section 11(a) of this Agreement.
          (d) The termination of a Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent,

shall not of itself adversely affect the right of any Indemnified Person to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
          (e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 12(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
          (f) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any Person shall not be imputed to any Indemnified Person for purposes of determining the right to indemnification under this Agreement.
     13. REMEDIES OF INDEMNITEE.
          (a) If:
               (i) a determination is made pursuant to Section 11 of this Agreement that an Indemnified Person is not entitled to indemnification under this Agreement,
               (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement,
               (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within 45 days after receipt by the Company of the request for indemnification,
               (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within 10 days after receipt by the Company of a written request therefor, or
               (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within 10 days after a determination has been made that an Indemnified Person is entitled to indemnification, then an Indemnified Person shall be entitled to an adjudication by a court of such Indemnified Person’s entitlement to such indemnification or advancement of Expenses. Alternatively, an Indemnified Person, at such Indemnified Person’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose such Indemnified Person’s right to seek any such adjudication or award in arbitration.

          (b) If a determination shall have been made pursuant to Section 11(a) of this Agreement that an Indemnified Person is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and such Indemnified Person shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving such Indemnified Person is not entitled to indemnification or advancement of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that an Indemnified Person is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent a prohibition of such indemnification under applicable law.
          (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify any Indemnified Person against any and all Expenses and, if requested by an Indemnified Person, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by applicable law, such expenses to such Indemnified Person, which are incurred by such Indemnified Person in connection with any Action brought by such Indemnified Person for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether such Indemnified Person ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.
     14. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; SUBROGATION.
          (a) The rights provided by this Agreement shall not be deemed exclusive of any other rights to which an Indemnified Person may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of an Indemnified Person under this Agreement in respect of any action taken or omitted by such Indemnified Person prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter, the Bylaws and this Agreement, it is the intent of the parties hereto that each Indemnified Person shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other Person that Indemnitee serves at the request of the Company, Indemnitee shall be an insured under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. The Company agrees to promptly notify Indemnitee of any material change in any such policy. The Company may, but will not be required to, create a trust fund, grant a security interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy the obligations to indemnify and advance Expenses pursuant to this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company and Indemnitee shall mutually cooperate and take all reasonable actions to cause such insurers to pay on behalf of the insureds, all amounts payable as a result of such proceeding in accordance with the terms of all applicable policies.
          (c) The Company shall be subrogated to the extent of any payment under this Agreement to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Corporation shall pay or reimburse all Expenses actually and reasonably incurred by any Indemnified Person in connection with such subrogation.
          (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that the Indemnified Person has otherwise actually received such payment under any insurance policy, the Charter, the Bylaws, contract, agreement or otherwise.
          (e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any Person shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Person.
     15. DURATION OF AGREEMENT, SUCCESSORS AND ASSIGNS. This Agreement shall continue until and terminate upon the later of: (a) ten years after Indemnitee has ceased to occupy any positions or have any relationships described in Section 2 of this Agreement; and (b) the final termination of all Proceedings pending or threatened during such period to which any Indemnified Person may be subject. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of and be enforceable by each Indemnified Person and his personal and legal representatives, heirs, executors, administrators, distributees, legatees and other successors.
     16. SECURITY. To the extent requested by an Indemnified Person and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to such Indemnified Person for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to an Indemnified Person, may not be revoked or released without the prior written consent of such Indemnified Person.

     17. SEVERABILITY. If any provision or provisions of this Agreement or any application of any provision hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     18. ENFORCEMENT.
          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of any Indemnified Person thereunder.
     19. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     20. NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows: (i) if to the Company, directed to the Chief Executive Officer and General Counsel at its principal place of business; and (ii) if to an Indemnified Person, to such address as set forth below Indemnitee’s name on the signature page to this Agreement; or such other Persons or addresses as shall be furnished in writing by such Indemnified Person to the Company.
     21. CONTRIBUTION. To the fullest extent permissible by applicable law, if the indemnification provided for in this Agreement is unavailable to an Indemnified Person for any reason whatsoever, the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount incurred by such Indemnified Person, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The relative fault of a Person shall be determined by reference to, among other things, the degree to which such Person’s: (i) actions were motivated by intent to gain personal profit or advantage; (ii) liability is primary or secondary; and (iii) conduct is active or passive.
     22. APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by an Indemnified Person pursuant to Section 13 of this Agreement, the parties hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Corporation Service Company, 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court of the State of Delaware, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court of the State of Delaware has been brought in an improper or inconvenient forum.
     23. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     24. THIRD PARTY BENEFICIARIES. Except as otherwise set forth herein, nothing in this Agreement is intended or shall be construed to entitle any Person, other than the parties hereto and each other Indemnified Person, and their respective transferees and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind in respect of this Agreement.
     25. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this

Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

GNC Acquisition Holdings Inc.		Indemnitee

By:	David Kaplan
Its:	Co-President	Name:

Address:

By:	Josef Prosperi
Its:	Co-President